Exhibit 10.8 - AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement is made and entered into as of this 29th day of March, 2001, by and between National R.V. Holdings, Inc., a Delaware Corporation (the "Company" or "NRVH"), and Wayne Mertes, an individual ("Executive").

                                    RECITALS

     A. Executive and National R.V., Inc., a California corporation and a wholly-owned subsidiary of the Company ("NRV"), have previously entered into a series of employment agreements and amendments to employment agreements, the most recent being the Employment Agreement made and entered into as of January 31, 2000 ("the Current Employment Agreement"), whereby the Company has employed Executive as President and Chief Executive Officer of the Company.

     B. The Executive and the Company wish to amend the Current Employment Agreement to reflect their agreement regarding a change in the Executive's title and duties.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

     1. Section 1 (Employment) of the Current Employment Agreement is amended to read: "The Company hereby employs Executive as Co-Chief Executive Officer of the Company, to serve in conjunction with two other Co-Chief Executive Officers appointed by the Board of Directors of NRVH. In addition, Executive also agrees to serve as interim President of National R.V. Inc. until such time as a successor is duly approved." 2. Section 4.1 (Assignment of Duties) of the Current Employment Agreement is amended to read: "Executive shall have such duties as are commensurate with his position described in Section 1 above. Such duties shall be exercised subject to the control, supervision and direction of the Board of Directors of NRVH." 3. Section 9.5 (Entire Agreement) of the Current Employment Agreement wis amended to read: "This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto, with the exception of the Current Employment Agreement, which remains in full force and effect except as expressly amended by this Amendment to Employment Agreement. No representation, promises, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein."

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Employment Agreement to be executed as of the date first set forth above.


                                            NATIONAL R.V. HOLDINGS, INC.



                                            By: /s/ Bradley C. Albrechtsen
                                                ----------------------------
                                            Name: Bradley C
                                            Title: _____________________



                                                -------------------------
                                                        Executive